Exhibit 10.15

FOREST CITY REALTY TRUST, INC.
DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
Forest City Enterprises, Inc. established, effective as of January 1, 1999, the Forest City Enterprises, Inc. Deferred Compensation Plan For Nonemployee Directors. The Plan was established for the purpose of providing funds upon termination of service of nonemployee directors of Forest City Enterprises, Inc. It was intended that the Plan would assist in attracting and retaining qualified individuals to serve as directors.
The Fourth Amendment to the Plan permanently froze all benefits hereunder (other than gains, losses, interest and earnings credited to a Director’s Account) effective as of December 31, 2004. In furtherance of, but without limiting the foregoing, no new Participants may join the Plan after December 31, 2004, no amounts may be deferred under the Plan after December 31, 2004, and the only amounts that shall be allocated to a Director’s Account under the Plan after December 31, 2004 shall be gains, losses, interest and earnings credited on Account balances under the Plan as of December 31, 2004.
Pursuant to the Assignment and Assumption Agreement by and between Forest City Enterprises, Inc. and Forest City Realty Trust, Inc. (the “Company”) dated as of December 31, 2015 (the “Assignment Agreement”), Forest City Enterprises, Inc. assigned to the Company sponsorship of the Plan and the Company assumed sponsorship of the Plan, amended and restated as set forth herein, effective as of the Effective Time (as defined below). Under the Assignment Agreement, Forest City Enterprises, Inc. (for itself and on behalf of its successors) has agreed to pay, perform, and discharge any and all obligations under the Plan that accrued prior to the Effective Time and the Company has agreed to pay, perform, and discharge any and all obligations under the Plan that accrue on or after the Effective Time.
Nothing contained herein is intended to materially enhance a benefit or right existing under the Plan as in effect on October 3, 2004, or to add a new material benefit or right. It is intended that all benefits payable under the Plan shall be exempt from the application of Section 409A of the Code (as defined below).
ARTICLE I
DEFINITIONS
For the purposes hereof, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:
1.    “Account” shall mean the bookkeeping account(s) maintained by the Committee on behalf of each Participant pursuant to Section 4 of Article II that is credited with Fees which are deferred by a Participant, and the gains, losses, interest and other earnings on such amounts as determined in accordance with Section 4 of Article II.
2.    “Beneficiary” or “Beneficiaries” shall mean the person or persons, including one or more trusts, designated by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant’s Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant’s Account.

3.    “Board” shall mean the Board of Directors of the Company.
4.    “Change in Control” shall mean that:
(i)    The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the securities of such corporation or person that are outstanding immediately following the consummation of such transaction is held in the aggregate by either (a) the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction or (b) Permitted Holders;
(ii)    The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the securities of such corporation or person that are outstanding immediately following the consummation of such sale or transfer is held in the aggregate by either (a) the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such sale or transfer or (b) Permitted Holders;
(iii)    There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) thereto, each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than a Permitted Holder has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20 percent or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of the Board (the “Voting Stock”);
(iv)    The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction, other than with respect to a Permitted Holder; or
(v)    If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority of the members thereof, unless the election, or the nomination for election by the Company’s stockholders, of each member of the Board first elected during such period was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of any such period.
Notwithstanding the foregoing provisions of subsection (iii) or (iv) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan, either (1) solely because the Company, a Subsidiary, or any employee stock ownership plan or other employee benefit plan sponsored by the Company or a Subsidiary, files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or

any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20 percent or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (2) solely because of a change in control of any Subsidiary. Notwithstanding the foregoing provisions of subsections (i-iv) hereof, if, prior to any event described in subsections (i-iv) hereof that may be instituted by any person who is not an officer or director of the Company, or prior to any disclosed proposal that may be instituted by any person who is not an officer or director of the Company that could lead to any such event, management proposes any restructuring of the Company that ultimately leads to an event described in subsections (i-iv) hereof pursuant to such management proposal, then a “Change in Control” shall not be deemed to have occurred for purposes of the Plan.
5.    “Class A Common Shares” shall mean the Class A Common Shares of the Company, or any security into which such shares may be changed, as determined by the Committee in its sole discretion, (i) in the event of a change in the outstanding Class A Common Shares or in the capital structure of the Company by reason of any share dividend, share split, reverse share split, recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in the capitalization of the Company or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights of any Participant in the Plan or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.
6.    “Code” shall mean the Internal Revenue Code of 1986, as amended.
7.    “Committee” shall mean the Corporate Governance and Nominating Committee of the Board or such other committee as may be authorized by the Board to administer the Plan.
8.    “Director” shall mean a member of the Board.
9.    “Disability” shall have the meaning given to such term in the Company’s Long Term Disability Plan, as amended from time to time (or, if none, the long-term disability plan of Forest City Employer, LLC or its successor).
10.    “Effective Time” shall mean 11:59 p.m. on December 31, 2015.
11.    “Election Agreement” shall mean an agreement in the form designated from time to time by the Committee.
12.    “Eligible Director” shall mean a Director who is not an employee of the Company or any of its Subsidiaries. An Eligible Director shall continue as such until the earlier of the date he or she (i) ceases to be a Director or (ii) becomes an employee of the Company or any of its Subsidiaries.

13.    “Fee” or “Fees” shall mean any compensation payable in cash to a Director for his or her services as a member of the Board or any committee thereof.
14.    “Insolvent” shall mean that the Company has become subject to a pending voluntary or involuntary proceeding under the United States Bankruptcy Code or has become unable to pay its debts as they mature.
15.    “Participant” shall mean any Eligible Director who has at any time elected to defer the receipt of Fees in accordance with the Plan and who, in conjunction with his or her Beneficiary, has not received a complete distribution of the amount credited to his or her Account.
16.    “Permitted Holder” shall mean (i) any of Samuel H. Miller, Albert B. Ratner, Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Nathan Shafran or any spouse of any of the foregoing, and any trusts for the benefit of any of the foregoing, (ii) RMS, Limited Partnership and any general partner or limited partner thereof and any person (other than a creditor) that upon the dissolution or winding up of RMS, Limited Partnership receives a distribution of capital stock of the Company, (iii) any group (as defined in Section 13(d) of the Exchange Act) of two or more persons or entities that are specified in the immediately preceding clauses (i) and (ii), and (iv) any successive recombination of the persons or groups that are specified in the immediately preceding clauses (i), (ii) and (iii).
17.    “Plan” shall mean this Forest City Realty Trust, Inc. Deferred Compensation Plan For Nonemployee Directors and, for periods prior to the Effective Time, the Forest City Enterprises, Inc. Deferred Compensation Plan For Nonemployee Directors.
18.    “Subsidiary” shall mean any corporation, joint venture, partnership, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls 50 percent or more of the total combined voting or other decision-making power.
19.    “Year” shall mean a calendar year.
ARTICLE II
ELECTION TO DEFER
1.    Eligibility and Participation. An Eligible Director may elect to defer receipt of 50% or 100% of his or her Fee for any Year in accordance with Section 2 of this Article. An Eligible Director’s entitlement to defer shall cease with respect to the Year following the Year in which he or she ceases to be an Eligible Director.
2.    Election to Defer. An Eligible Director who desires to defer all or part of his or her Fee pursuant to the Plan must defer 50% or 100% of such Fee pursuant to the Plan and must complete and deliver an Election Agreement to the Committee before the first day of the Year for which such compensation would otherwise be paid. An Eligible Director who timely delivers an executed Election Agreement to the Committee shall be a Participant. An Election Agreement that is timely delivered to the Committee shall be effective for the succeeding Year and, except as otherwise specified by an Eligible Director in his or her Election Agreement, shall continue to be effective from Year to Year until revoked or modified by written notice to the Committee or until terminated automatically upon either the termination of the Plan, the Company becoming Insolvent or the Participant ceasing to be a Director. In order to be effective to revoke or modify an election relating to Fees otherwise payable in any particular Year, a revocation or modification must be delivered prior to the beginning of the first Year of service for which such compensation is payable. Notwithstanding the above, in the event that a Director first becomes an Eligible Director during the course of a Year, rather than as of the first day of a Year, the Eligible Director’s Election Agreement must be filed no later than thirty (30) days following the date the Director first becomes an Eligible Director, and such Election Agreement shall be effective only with regard to Fees earned following the filing of the Election Agreement with the Committee. Any Participant receiving the Committee’s written authorization pursuant to Section 3 of this Article II to defer all or a part of his or her Fee to a date after the Participant’s retirement date, or to a date prior to the Participant’s retirement date, must deliver an Election Agreement to the Committee at least two (2) years in advance of the date the Participant elects to have the benefit payments commence under the terms of Section 5 of this Article II. Notwithstanding any provision of the Plan to the contrary, (i) no person shall become a Participant under the Plan after December 31, 2004 and (ii) no Fees may be deferred pursuant to the Plan after December 31, 2004.
3.    Amount Deferred; Period of Deferral. A Participant shall designate on the Election Agreement whether 50% or 100% of his or her Fee is to be deferred. Unless the Committee permits (by written authorization) a Participant to elect a deferral period ending earlier or later than the Termination of Service Date described hereafter, the applicable percentage(s) or dollar amount(s) of his or her Fee shall be deferred until the date the Participant ceases to be a Director by death, retirement or Disability or otherwise ceases to be a Director of the Company (the “Termination of Service Date”). Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (by written authorization) a Participant to defer the applicable percentage(s) or dollar amount(s) of his or her Fee (a) to a date after the Participant’s retirement date, or (b) to a date that precedes the Participant’s stated retirement date and that is at least two (2) years after the date of the election, provided the Participant shall timely file an Election Agreement in accordance with Article II, Section 2. The Committee may, in its sole discretion, permit (by written authorization) a Participant to modify or revoke any such election at any time and from time to time by the filing of a later written election with the Committee, provided, however, that any election made less than one year prior to the Participant’s Termination of Service Date, or less than two years prior to the date the Participant elects to have the benefit payments commence, shall not be valid, and in such case, payment shall be made in accordance with the latest valid election of the Participant. Notwithstanding the foregoing, the Committee’s right to exercise discretion hereunder shall be limited to the extent necessary to ensure that amounts deferred under the Plan are not subject to Code Section 409A.
4.    Accounts; Earnings. Fees that a Participant elects to defer shall be treated as if they were set aside in an Account on the date the Fees would otherwise have been paid to the Participant.
(i)    Such Account will be credited with gains, losses, interest and other earnings based on investment directions made by the Participant, in accordance with investment deferral crediting options and procedures established by the Committee, which shall include procedures for prospective investment directions with respect to Fees that are to be deferred under the Plan. The Committee may change the investment deferral crediting options and procedures from time to time; provided that the Committee’s right to change such options and procedures shall be limited to the extent necessary to ensure that amounts deferred under the Plan are not subject to Internal Revenue Code Section 409A. Unless otherwise specified by the Committee, the investments in which a Participant’s Account may be deemed invested are (a) an interest bearing obligation specified by the Committee from time to time and (b) Class A Common Shares. Participants shall be permitted to reallocate the deemed investment of their Accounts between such deemed investment options only as and to the extent determined by the Committee. Any dividends deemed payable with respect to Class A Common Shares that are deemed credited to a Participant’s Account shall be credited to the Participant’s Account and shall be deemed reinvested in Class A Common Shares.
(ii)    By electing to defer any amount pursuant to the Plan, each Participant shall thereby acknowledge and agree that the Company is not and shall not be required to make any investment in connection with the Plan, nor is it required to follow the Participant’s investment directions in any actual investment it may make or acquire in connection with the Plan. Any amounts credited to a Participant’s Account with respect to which a Participant does not provide investment direction shall be credited with gains, losses, interest and other earnings as if such amounts were invested in an investment option to be selected by the Committee in its sole discretion. Each Participant shall be 100% vested in the entire amount credited to his or her Account at all times.
5.    Payment of Account. The amount of a Participant’s Account shall be paid as provided in this Section 5.
(i)    The amount of a Participant’s Account attributable to deferral of Fees (and gains, losses, interest and other earnings thereon) shall be paid to the Participant in a lump sum or in a number of annual installments (not in excess of fifteen (15) installments) as designated by the Participant in the Election Agreement. Distributions shall be made in cash or in Class A Common Shares (with fractional shares paid in cash), or any combination thereof, as elected by the Participant, provided, however, that Class A Common Shares shall only be distributable with respect to that portion of a Participant’s Account that is deemed invested in such shares at the time of distribution. The lump sum payment or the first annual installment, as the case may be, shall be made as soon as practicable following the end of the period of deferral as specified in Section 3 of this Article. In the event that the Account is paid in installments, the amount of each installment shall be equal to the quotient obtained by dividing the Participant’s Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Participant at the time of the calculation. In the event that the Account is paid in installments, the amount credited to the Participant’s Account remaining unpaid shall continue to be credited with gains, losses, interest and other earnings as provided in Section 4 of this Article.
(ii)    Notwithstanding the payment terms designated by a Participant on the Election Agreement, but subject to the approval of the Committee as described below in this Section, a Participant may elect to change the form of payment of his or her Account to a form of payment otherwise permitted under Section 5(i) of this Article II; provided such election shall be in writing on a form provided by the Committee, and provided further that any election made less than one year prior to the date the Participant ceases to be a Director by death, retirement, Disability or otherwise shall not be valid, and in such case, payment shall be made in accordance with the Participant’s original Election Agreement. Any such election may be changed or revoked by the Participant at any time and from time to time by the filing of a later written election with the Committee provided that any election made less than one year prior to the date the Participant ceases to be a Director by death, retirement, Disability or otherwise shall not be valid, and in such case, payment shall be made in accordance with the latest valid election of the Participant. The payment of a lump sum amount, or the payment of a number of approximately equal annual installments, not in excess of fifteen (15) payments, as designated by the Participant in the Election Agreement, to a Participant (or his or her Beneficiary or Beneficiaries) pursuant to this Section shall discharge all obligations of the Company to such Participant (and his or her Beneficiaries) under the Plan.
6.    Death of a Participant. In the event of the death of a Participant, the remaining amount of the Participant’s Account shall be paid to the Beneficiary or Beneficiaries designated in a writing substantially in the form attached hereto as Exhibit A (the “Beneficiary Designation”) in accordance with the Participant’s latest valid election, or in accordance with a special payment election filed by the Participant with the Committee that is to be operative and override any other payment election filed by the Participant in the event of the death of the Participant. A Participant’s Beneficiary Designation may be changed at any time prior to his or her death by the execution and delivery of a new Beneficiary Designation. The Beneficiary Designation on file with the Company (including any Beneficiary Designation on file with Forest City Enterprises, Inc. immediately prior to the Effective Time) that bears the latest date at the time of the Participant’s death shall govern. In the absence of a Beneficiary Designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant’s Account shall be paid to the Participant’s estate in a lump sum amount in cash within 90 days after the appointment of an executor or administrator. In the event of the death of the Beneficiary or Beneficiaries after the death of a Participant, any amount remaining in the Account shall be paid in a lump sum amount in cash to the estate of the last surviving Beneficiary within 90 days after the appointment of an executor or administrator.
7.    Small Payments. Notwithstanding the foregoing, if installment payments elected by a Participant would result in a payment of less than $500, the entire amount of the Participant’s Account may at the discretion of the Committee be paid in a lump sum amount in cash in accordance with Section 5 of this Article.
8.    Acceleration.
(i)    Notwithstanding the above, in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4) and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Committee may in its sole discretion accelerate the payment to the Participant or Beneficiary of the amount of his or her Account, but only up to the amount necessary to meet the emergency.

(ii)    Notwithstanding any other provision of the Plan, the Participant, or his or her Beneficiary in the event of his or her death, shall be permitted, at any time, to make an election to receive, payable as soon as practicable after such election is received by the Committee, the remaining amount of the Account in the form of a single lump sum, if (and only if) the Account is reduced by 10%, which 10% amount shall thereupon irrevocably be forfeited.
(iii)     Amounts payable under paragraphs (i) and (ii) of this Section 8 of Article II shall only be payable in cash, and shall not be payable in Class A Common Shares.
ARTICLE III
ADMINISTRATION
The Committee, shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to (i) resolve all questions relating to eligibility for participation in the Plan and the amount in the Account of any Participant and all questions pertaining to claims for benefits and procedures for claim review, (ii) resolve all other questions arising under the Plan, including any factual questions and questions of construction, and (iii) take such further action as the Committee shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Committee hereunder shall be final and binding upon all interested parties. The Committee shall provide a procedure for handling claims of Participants or their Beneficiaries under the Plan. Such procedure shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity for a full and fair review by the Committee of any such denial. It is intended that no action be taken with respect to the Plan that would cause amounts deferred under the Plan to be subject to Code Section 409A. The Plan shall be administered in a manner that effects such intent. In furtherance of, but without limiting the foregoing, the Committee (i) shall not have the right to exercise its discretion under the Plan or to interpret the Plan in a manner that would cause amounts deferred under the Plan to be subject to Code Section 409A and (ii) is authorized to adopt rules or regulations deemed necessary or appropriate to ensure that amounts deferred under the Plan are not subject to Code Section 409A.
ARTICLE IV
AMENDMENT AND TERMINATION
The Company reserves the right to amend or terminate the Plan at any time by action of the Board or Committee; provided, however, that no such action shall adversely affect any Participant or Beneficiary who has an Account, or result in any change in the timing or manner of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary; and provided further that such consent shall not apply to any amendment or termination deemed necessary by the Company to ensure that amounts deferred under the Plan are not subject to Code Section 409A.

ARTICLE V
MISCELLANEOUS
1.    Non-alienation of Deferred Compensation. Except as permitted by the Plan, no right or interest under the Plan of any Participant or Beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary.
2.    Interest of Participant. The obligation of the Company under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company to make payments from its general assets and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company. Further, no Participant or Beneficiary shall have any claim whatsoever against any Subsidiary for amounts reflected in an Account. Nothing in the Plan shall be construed as guaranteeing that an Eligible Director shall remain a Director. It is the intention of the Company that the Plan be unfunded for tax purposes. The Company may create a trust to hold funds to be used in payment of its obligations under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain liable for the claims of the Company’s general creditors. Notwithstanding the above, upon the earlier to occur of (i) a Change in Control or (ii) a declaration by the Board that a Change in Control is imminent, the Company shall promptly to the extent it has not previously done so:
(a)    establish an irrevocable trust, generally consistent with the provisions of Revenue Procedure 92-64 (the funds of which shall be subject to the claims of the Company’s general creditors), to hold funds to be used in payment of its obligations under the Plan; and
(b)    transfer to the trustee of such trust, to be added to the principal thereof, an amount equal to (I) the aggregate amount credited to the Accounts of all of the Participants and Beneficiaries under the Plan, less (II) the balance, if any, in the trust at such time.
3.    Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any other person, firm or corporation any legal or equitable right as against the Company or any Subsidiary or the officers, employees or directors of the Company or any Subsidiary, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.
4.    Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted.
5.    Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Maryland.

EXECUTED as of December 31, 2015.

FOREST CITY REALTY TRUST, INC.

By:
David J. LaRue
President, Chief Executive Officer and Director

EXHIBIT A

FOREST CITY REALTY TRUST, INC.
DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
BENEFICIARY DESIGNATIONS
In accordance with the terms and conditions of the Forest City Realty Trust, Inc. Deferred Compensation Plan For Executives (the “Plan”), I hereby designate the person(s) indicated below as my beneficiary(ies) to receive the amounts payable under said Plan.

Name _______________________	Name _______________________

Portion of Account _________%	Portion of Account _________%

Address ______________________	Address ______________________
_____________________________	_____________________________
_____________________________	_____________________________

Social Sec. No. of	Social Sec. No. of
Beneficiary ___________________	Beneficiary ___________________

Relationship __________________	Relationship __________________

Date of Birth __________________	Date of Birth __________________

In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person as beneficiary(ies);

Name _______________________	Name _______________________

Portion of Account _________%	Portion of Account _________%

Address ______________________	Address ______________________
_____________________________	_____________________________
_____________________________	_____________________________

Social Sec. No. of	Social Sec. No. of
Beneficiary ___________________	Beneficiary ___________________

Relationship __________________	Relationship __________________

Date of Birth __________________	Date of Birth __________________

Exhibit A-1

I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan. In the event that there is no beneficiary living at the time of my death, I understand that the amounts payable under the Plan will be paid to my estate.

_________________	____________________	______________________________
Date	(Signature)	(Print or type name)

Exhibit A-2